JOINT DEVELOPMENT AND OPTION AGREEMENT

This Joint Development and Option Agreement ("Agreement") is made and entered into effective as of the 13th day or April, 2017, by and between Black Box Energy, Inc. ("BBE"), a Nevada corporation, and White Top Oil & Gas, LLC ("White Top"), a Louisiana limited liability company. Each of the foregoing entities is a "Party" and are collectively referred to as the "Parties."

RECITALS

WHEREAS, White Top is the designee of NorthSummit Energy, LLC ("NorthSummit"), a Texas limited liability company, in relation to that certain Funding Agreement dated December 21, 2016 (as amended on February 20, 2017 and April 10, 2017) among NorthSummit, Yellow Rock, LLC ("Yellow Rock"), Vonco of Mississippi, Inc. ("Vonco"), and in relation to that certain Option Agreement dated December 22, 2016, (as amended on February 20, 2017 and April 10, 2017) between NorthSummit and Yellow Rock, each of which relates to that certain Sulphur Mines Field (as defined in the Funding Agreement and the Option Agreement), located in Calcasieu Parish, Louisiana True and accurate copies of the Funding Agreement and Option Agreement, and the amendments thereto, are attached hereto as Exhibits "A" and "B," respectively.

WHEREAS, on April 5, 2017, NorthSummit and White Top executed an "Appointment of Designee," whereby NorthSummit designated White Top as NorthSummit's designee under the Funding Agreement and the Option Agreement. A true and accurate copy of the Appointment of Designee, dated April 5, 2017, is attached hereto as Exhibit "C."

WHEREAS, pursuant to the Funding Agreement, NorthSummit, Yellow Rock, and Vonco agreed to terms under which NorthSummit would finance and participate in the completion of certain oil and gas development, exploration and operating activities on the Sulphur Mines Field.

WHEREAS, Yellow Rock holds certain oil and gas rights and surface rights in lands located in the Sulphur Mines Field pursuant to that certain oil and gas lease referenced in the Option Agreement as the "Burlington Lease." A true and accurate copy of the Burlington Lease is attached hereto as Exhibit "D."

WHEREAS, Vonco is a duly authorized operator of Yellow Rock's rights under in the Sulphur Mines Field.

WHEREAS, pursuant to the Option Agreement, Yellow Rock has granted to NorthSummit the option to acquire all of the membership interests in Yellow Rock.

3. Preferential Use of Payout. White Top agrees that all Payout(s), as that term is defined under the Funding Agreement, including Section 2.4 therein, shall be deposited in a designated bank account for White Top and utilized for funding of necessary capital, overating, technical, and related support costs necessary to further develop the White Top Field. Any distributions outside of such capital and expense fundings shall be approved in advance by BBE. If White Top is unable or unwilling to exercise its option to purchase the membership interests in Yellow Rock, BBE will receive all of the Payout(s) under the Funding Agreement until it has been fully repaid, at which time White Top will receive the remaining balance of the payout. The parties expressly agree and covenant that no aspect of this Agreement shall be considered a loan by BBE, but rather is consideration paid by BBE for the representations, warranties, and covenants contained herein, including, the Option to Convert and the right to repayment under this Section 3. White Top's rights to repayment of the monies received from BBE shall be limited to funding from the Payout(s) under the Funding Agreement. BBE shall not be obligated to accept repayment from any source other than the Payout(s) unless otherwise agreed in writing by the Parties.

4. White Top Right to Compel Option. If White Top fully exercises the NorthSummit Option to purchase all of the membership interests in Yellow Rock, then upon receipt and control of all of the membership interests in Yellow Rock, White Top may compel BBE to exercise its Option to Convert. BBE shall then have the option to accept White Top's demand to exercise its Option to Convert or demand repayment of all monies paid pursuant to Section 1.3 herein, including the Initial Deposit and all Seismic Fundings set forth in Section 1 above. BBE shall have fourteen (14) calendar days from receipt of White Top's notice to either exercise its Option to Convert or demand repayment.

5. Covenant Against Modification. Absent advance written approval from BBE, to be granted in its sole discretion, White Top covenants that it will not alter, modify, cancel, terminate, or otherwise impair its rights under the Option Agreement, Funding Agreement, Burlington Lease, or Appointment of Designee except to extend the deadlines for funding under the aforementioned agreements. White Top's covenant in this Section 6 shall prohibit White Top from causing any of the prohibited acts through any other entity, including NorthSummit or Yellow Rock.

6. Dilution. White Top and BBE agree that BBE's Option to Convert for three percent (3%) of the net revenue interest under Section 2 shall not be diluted by any additional funding, investment, debt, or other beneficial interest. White Top agrees to advise all potential creditors, investors, members, assignees of membership interests, or other beneficial interests of BBE's Option to Convert and the nondilutive nature of BBE's interest(s).

7. Subrogation. BBE's Option to Convert or subsequent three percent (3%) net revenue interest shall not be subrogated to any other interest, regardless of whether such interest is categorized as debt, equity, membership, or any other right. BBE's right to Preferential Use of Payout shall not be subrogated to any other interest, regardless of whether such interest is categorized as debt, equity, membership, or any other right. White Top warrants and covenants that it has not and will not enter into any arrangement which frustrates, subrogates, or dilutes BBE's Option to Convert or subsequent three percent (3%) interests.

8. Assignment and Security. White Top covenants that it will not assign or grant any security interest that impairs, frustrates, or attaches to BBE's Option to Convert or subsequent three percent (3%) net revenue interest. White Top further covenants that it shall advise all potential creditors, investors, members, assignees of membership interests or other beneficial interests of BBE's Option to Convert or subsequent three percent (3%) net revenue interest.

9. Reservation of Net Revenue Interest. White Top covenants that it has reserved and shall reserve three percent (3%) of the net revenue interest identified in in the Funding Agreement and/or Option Agreement, such that the remaining payable net revenue interest is reduced to seventy-five percent (75%) from the aggregate seventy-eight percent (78%) identified in the Option Agreement to protect BBE's Option to Convert. White Top further covenants that it will not grant any net revenue interest that impairs, frustrates, or attaches to BBE's Option to Convert or subsequent three percent (3%) net revenue interest.

10. Assignment of Rights. White Top may not assign its rights under the Option Agreement or the Funding Agreement so long as BBE has a right to Preferential Use of Payout or rights under its Option to Convert.

11. Security Interest. White Top agrees to prepare, obtain signature, execute, and register, at its own cost and subject to the prior approval of BBE (which approval shall not be unreasonably withheld), customary documents which perfect a legally binding security interest in the share of proceeds, as permitted under Article 2.6 of the Funding Agreement, within seven (7) days of execution of this Agreement. At its own expense, White Top shall obtain and provide a certified copy of the aforementioned security interest to BBE within seven (7) days of perfecting the security interest. White Top shall identify BBE in the security document(s) as having a preferential right to repayment of monies paid to White Top hereunder and which may otherwise be payable to White Top under the Funding Agreement.

12. Term. The Term of this Agreement shall begin on the date first written above, and shall continue until the earlier of the following events: (i)the return of the Seismic Funding to BBE in

accordance with above Sections 1.2 or 1.3; or (ii) termination of this Agreement in accordance with Section 19.9 below.

13. Representations and Warranties of White Top. In addition to any representations and warranties set forth herein, White Top represents and warrants to BBE as follows:

13.1. White Top is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Louisiana, with full corporate power to carry on its business as now being conducted and to own and operate the properties and assets now owned and controlled by it. White Top is duly qualified to transact business and in good standing in each jurisdiction where the ownership of its properties or the conduct of its business requires it to be licensed or qualified to do business.

13.2. The execution, delivery and performance of this Agreement by White Top has been duly authorized by its members and management, and will not result in any breach or violate or constitute a default under the articles of organization, company operating agreement of White Top, or any indenture, mortgage, or other agreement or instrument to which it is a party.

13.3. To the best of White Top's actual knowledge, after reasonable review and inquiry, neither the execution nor the delivery of this Agreement by White Top, nor the performance of any of its respective obligations under this Agreement, will result in a breach or violate any term or provision of or constitute a default under any indenture, mortgage, or other agreement or instrument to which it is a party.

13.4. White Top represents and warrants that it has obtained from any necessary party sufficient written agreement to extend all necessary deadlines and terms under the Funding Agreement, Option Agreement, Appointment of Designee, and other agreements so as to permit the enforcement of the Parties' rights and obligations hereunder without frustration of the purposes or objectives set forth in this Agreement.

13.5. White Top represents and warrants that it has not assigned, encumbered, or otherwise impaired the rights and obligations of NorthSummit under the Funding Agreement, the Option Agreement, or any related agreements, and that it completely possesses all of NorthSummit's rights, unencumbered and unimpaired, thereunder, such that BBE may rely upon the rights and obligations granted to NorthSummit and agreed upon by Yellow Rock therein.

14. Representations and Warranties of BBE. In addition to any representations and warranties set forth herein, BBE represents and warrants to White Top as follows:

14.1. BBE is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with full corporate power to carry on its business as now being conducted and to own and operate the properties and assets now owned and controlled by it. BBE is a wholly owned subsidiary of Lithium Exploration Group, Inc., a publicly traded Nevada corporation. BBE is duly qualified to transact business and in good standing in each jurisdiction where the ownership of its properties or the conduct of its business requires it to be licensed or qualified to do business.

14.2. The execution, delivery and performance of this Agreement by BBE has been duly authorized by its members and management, and will not result in any breach or violate or constitute a default under the articles of organization, company operating agreement of BBE, or any indenture, mortgage, or other agreement or instrument to which it is a party.

14.3. To the best of BBE's actual knowledge, after reasonable review and inquiry, neither the execution nor the delivery of this Agreement by BBE, nor the performance of any of its respective obligations under this Agreement, will result in a breach or violate any term or provision of or constitute a default under any indenture, mortgage, or other agreement or instrument to which it is a party.

15. Indemnification. Each party covenants as follows:

15.1. White Top agrees to indemnify, hold harmless, and defend BBE against and in respect of any and all liabilities or obligations of or claims against BBE of any nature, whether accrued, absolute, contingent or otherwise, existing or asserted to exist after the Effective Date hereof to the extent and only to the extent that the liability, obligation, or claim arises out of or as a result of actions of White Top or NorthSummit, and any and all losses, damages, costs, and expenses incurred by BBE in defending against any of those matters.

15.2. BBE agrees to indemnify, hold harmless, and defend White Top against and in respect of any and all liabilities or obligations of or claims against BBE of any nature, whether accrued, absolute, contingent or otherwise, existing or asserted to exist after the Effective Date hereof to the extent and only to the extent that the liability, obligation, or claim arises out of or as a result of actions of BBE, and any and all losses, damages, costs, and expenses incurred by White Top in defending against any of those matters. Notwithstanding the foregoing, BBE shall not be obligated under this Section 16. to indemnify White Top for any claims arising for debts, obligations, damages, or other claims relating to the 3-D Seismic Survey, the Funding Agreement, or the Option Agreement.

16. Brokers. Each Party represents and warrants that it is not aware of any person, firm, or company ("Brokers") to act as an agent, broker, or finder in connection with this Agreement or negotiations leading to this Agreement. Each Party agrees to indemnify, pursuant to Section 16, the other from any claim(s) asserted by any Broker(s).

17. Notices. Any notice, request, instruction, approval, transmittal, or other communications authorized or required to be given hereunder by a Party shall be in writing and delivered via overnight courier service (such as FederalExpress), with tracking numbers provided electronically to the receiving party as follows:

To White Top:

1811 Bering Dr. – Ste. 400
Houston, Texas 77057
Attention: L. R. French, III
Thomas L. Easley

To BBE:

1635 S. Lakeshore Dr.,
Suite 200,
Tempe, Arizona, 85282.
Attention: Alex Walsh, CEO,

17.1. Designees: Each Party may designate such additional or changed addresses as designated in writing to the other Party from time to time.

18. General Terms.

18.1. Entire Agreement. Together with any documents to be delivered hereunder, this Agreement and the Exhibits identified herein constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof, and may not be amended, modified, supplemented, altered, or superseded, except by written instrument executed by all Parties.

18.2. Assignment. The terms, provisions and conditions of this Agreement shall extend to, be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, transferred or delegated by a Party without the advance written consent of the other Party, which consent may not be unreasonably withheld, conditioned or delayed. Unless expressly agreed in writing by the non-assigning party, any permitted assignment shall not release the assigning party from its obligations under this Agreement.

18.3. Governing Law and Dispute Resolution. This Agreement shall be construed according to the laws of the State of Arizona without regard to any principles of conflicts of laws. All disputes arising out of this Agreement shall be brought in the Superior Court or the Federal District Court in Maricopa County, Arizona. Each Party agrees to bear its own attorney's fees, costs, and expenses for any dispute arising under this Agreement, regardless of whether one Party is declared a prevailing party.

18.4. Negotiated Transaction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

18.5. No Third-Party Beneficiaries. Nothing in this Agreement or the transactions contemplated herein shall grant to or create in any person or entity not a named Party hereto, or any such person's or entity's dependents, heirs, successors or assigns, any right to any benefits or interest hereunder.

18.6. Waiver. The failure of any Party to insist on timely performance of any obligation under this Agreement shall not be deemed to constitute a waiver of such Party's right to require performance of such obligation, unless such Party executes a written waiver agreement.

18.7. Authority. Each of the signatories to this Agreement represents that he or she has the full power and authority to execute this Agreement on behalf of the Party on whose behalf he or she purports to act.

18.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one instrument. A signature sent by facsimile or by e-mail (received by the intended recipient) shall be deemed to constitute an original signature.

18.9. Termination. Either Party may terminate this Agreement upon material breach by the other Party after written notice of the alleged material breach and providing the other Party fifteen (15) days to cure. Notwithstanding the foregoing, the obligations of the parties and provisions contained in Sections 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 16, 18, and 19shall survive the termination of this Agreement.

18.10. Confidentiality and Non-Disclosure. Each Party may disclose the existence and terms of this Agreement without restriction. Except as required by applicable state or federal law, regulatory scheme, or valid court order, neither Party shall disclose the Exhibits incorporated into this Agreement.

18.11. Costs and Expenses. Except for costs and expenses explicitly borne by a Party hereunder, each Party agrees to bear its own attorney's fees, costs, and expenses associated with the negotiation, preparation, execution, delivery, and obligations relating to or arising out of this Agreement.

18.12. Effective Date. This Agreement shall be effective (the "Effective Date") as of the first date written above.

ACCEPTED AND AGREED:

Thomas L. Easley

White Top Oil & Gas, LLC

By Thomas L. Easley

Its Sr. Vice President

Dated April 13, 2017

****

Black Box Energy, Inc.

By Alex R. Walsh

Its CEO

Dated 4.13.17

{W0330017.DOCX}

EXHIBIT A

Funding Agreement dated December 21, 2016 (as amended on February 20, 2017 and April 10, 2017) among NorthSummit Energy LLC, Yellow Rock, LLC, Vonco of Mississippi, Inc.

EXHIBIT B

Option Agreement dated December 21, 2016 (as amended on February 20, 2017 and April 10, 2017) between NorthSummit Energy LLC and Yellow Rock, LLC.

EXHIBIT C

Appointment of Designee dated April 5, 32017

EXHIBIT D

Burlington Lease